UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 13, 2019

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-37803	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670
The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 2016A 1.000% Senior Notes due 2022	SO/22B	New York Stock Exchange
Series 2016B 1.850% Senior Notes due 2026	SO/26A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.     Completion of Acquisition or Disposition of Assets.
On June 13, 2019, Southern Power Company completed its previously-announced sale of all of the equity interests in Nacogdoches Power, LLC, the owner of an approximately 115-megawatt biomass facility located in Nacogdoches County, Texas, to The City of Austin d/b/a Austin Energy, for an aggregate cash purchase price of approximately $460 million, subject to customary working capital adjustments.
Item 9.01.    Financial Statements and Exhibits
(b) Pro Forma Financial Information.
Unaudited pro forma condensed consolidated financial information as of March 31, 2019 and for the three months ended March 31, 2019 and the year ended December 31, 2018 is attached hereto as Exhibit 99.1.

(d) Exhibits.

2.1	Membership Interest Purchase Agreement, dated as of April 17, 2019, by and between Southern Power Company and The City of Austin d/b/a Austin Energy.
2.2	Letter Agreement, dated as of May 24, 2019 by and between Southern Power Company and The City of Austin d/b/a Austin Energy.
99.1	Unaudited pro forma condensed consolidated financial information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	SOUTHERN POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary